UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007 (December 19, 2007)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	11-3131700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) Effective December 19, 2007, each of the five executive officers of Amedisys, Inc., a Delaware corporation (the “Company”) listed below entered into a new employment agreement with the Company:

William F. Borne – Chief Executive Officer

Larry R. Graham – President and Chief Operating Officer

Dale E. Redman – Chief Financial Officer

Alice Ann Schwartz – Chief Information Officer

Jeffrey D. Jeter – Chief Compliance Officer

Each of the employment agreements was approved by the Compensation Committee of the Company’s Board of Directors.

The following is a description of the terms and conditions of each employment agreement, and the amounts payable to the executive officer under the agreement. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the applicable employment agreement. Each of the employment agreements is attached as an exhibit to this Current Report on Form 8-K, and the following descriptions are qualified in their entirety by the provisions of the respective employment agreements.

Employment Agreement with Mr. Borne

Pursuant to his new three-year employment agreement with the Company (which new agreement supercedes and replaces his existing agreement dated April 1, 2005), Mr. Borne has agreed to serve as the Company’s Chief Executive Officer, with such duties and responsibilities as are customary for the chief executive officer of corporations of a similar size. Upon expiration of the three-year term, Mr. Borne’s employment will continue on an “at will” basis; provided that if Mr. Borne is terminated without Cause or resigns for Good Reason thereafter, he will be compensated as if the employment agreement were still in effect.

Under the terms of the employment agreement, Mr. Borne, among other things, is entitled to:

(1)	an annual base salary of $650,000, subject to annual review for increase by the Board;
(2)	participate in the Company’s annual incentive plan, with a target award opportunity established by the Board;
(3)	participate in the Company’s other incentive compensation, pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including vacation, deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility;
(4)	reimbursement of reasonable expenses;
(5)	a whole life insurance policy with premiums not exceeding $25,000 per year and the right to a cash redemption of an additional whole life policy;
(6)	reimbursement for tax preparation services in an amount up to $2,500; and
(7)	use of an automobile, and reimbursement of all maintenance, insurance and gas expenses; Mr. Borne shall be entitled to a new automobile no less often than every two years. Mr. Borne will receive title to the automobile if his employment is terminated without Cause or with Good Reason.

Until the expiration of the term of the agreement, the Company has agreed to use its reasonable best efforts, to the extent not inconsistent with applicable laws, rules, regulations and good governance standards, to nominate and cause the election of Mr. Borne to the Company’s Board of Directors and to the Board’s Executive Committee, if one is constituted. If, at any time during the term of the agreement Mr. Borne is not elected to and serving on the Company’s Board of Directors, Mr. Borne is be entitled to terminate the agreement and be entitled to the remedies provided for a termination without Cause, which are described below.

In the event Mr. Borne’s employment is terminated due to his death, Disability or Retirement, Mr. Borne or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts which will be paid in a single lump sum within 15 days of the termination of his employment: (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Borne as of the date of his employment agreement will immediately vest.

If Mr. Borne is terminated for Cause or if Mr. Borne voluntarily resigns without Good Reason (prior to a Change of Control), he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts which will be paid in a single lump sum within 15 days of termination of his employment: (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid.

If Mr. Borne is terminated without Cause or resigns with Good Reason, in both cases prior to a Change of Control, Mr. Borne will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in a single lump sum within 15 days of termination;
(2)	unpaid incentive awards earned in the prior year, paid in a single lump sum with 15 days of the termination;
(3)	continued participation in the Company’s medical plan or an equal allowance for premiums for a period of time beginning on the date of termination and ending at the earlier occurrence of the expiration of 24 months or until Mr. Borne receives substantially comparable coverage provided by a subsequent employer; and
(4)	an amount equal to two (2) times the sum of (A) his base salary and (B) the greater of (x) the Target Bonus for the year of termination or (y) the actual prior year bonus, which amount will be paid in 24 equal monthly installments following termination.

In the event that Mr. Borne’s employment is terminated without Cause or he resigns with Good Reason within one year of a Change of Control (including 90 days before a Change of Control), or in the event Mr. Borne voluntarily terminates his employment on or after 275 days (but no later than 305 days) following a Change of Control, Mr. Borne shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in a single lump sum within 15 days of the termination;
(2)	unpaid incentive awards earned in the prior year paid in a single lump sum with 15 days of the termination;
(3)	continued participation in the Company’s medical plan or an equal allowance for premiums for a period of time beginning on the date of termination and ending at the earlier occurrence of the expiration of 24 months or until Mr. Borne receives substantially comparable coverage provided by a subsequent employer;
(4)	an amount equal to three (3) times the sum of (A) his base salary and (B) the greater of (x) the Target Bonus for the year of termination or (y) the actual prior year bonus, which amount will be paid in 24 equal monthly following termination; and
(5)	immediate vesting of all unvested equity awards held by Mr. Borne as of the date of the employment agreement.

Mr. Borne may request that the Company or its successor provide financial security for payments required by the occurrence of a Change of Control.

“Cause” for Mr. Borne’s termination is defined to include, among other things, willful gross neglect or misconduct, violation of the Company’s code of conduct, breach of the restrictive covenants of the employment agreement and misconduct in financial reporting.

“Good Reason” for voluntary resignation by Mr. Borne is defined as the occurrence of any of the following circumstances without Mr. Borne’s express written consent, unless the breach is corrected within thirty days from the date the Company is put on notice of the occurrence: (i) a material change in Mr. Borne’s base salary, (ii) a relocation of the Company’s corporate offices outside of a 50 mile radius from Baton Rouge, (iii) a material diminution of Mr. Borne’s authority, responsibility’s or duties, or (iv) any material breach of the employment agreement by the Company.

“Change of Control” is defined as (i) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company or any significant subsidiary of the Company, representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities; (ii) as a result of a contested election or the designation by a person who has entered into an agreement with the Company to effect a transaction with the Company specified in items (i), (iii) or (iv) of this definition, individuals who at the beginning of any 12-month period constitute the Company’s Board, cease to constitute at least a majority of the Board; (iii) the consummation of a merger or consolidation of the Company or any significant subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a significant subsidiary of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

Mr. Borne is entitled to receive tax gross up payments from the Company for any excise taxes imposed on payments received under the employment agreement that would constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended, not to exceed $1,000,000, unless the tax gross up payments would result in an increase in excise taxes of more than $1,000,000.

Mr. Borne is subject to certain restrictive covenants, including prohibitions against competition and solicitation for 24 months following his termination. If Mr. Borne breaches the restrictive covenants, the Company will no longer be obligated to make any severance payments otherwise due to him, and all unexercised stock options will be immediately forfeited. Additionally, in the event of a breach, Mr. Borne will be obligated to repay the Company (i) the total amount of severance payments previously made to him and (ii) any Award Gain realized by him during the period six (6) months prior to the occurrence of the breach and for 24 months following the breach.

Both Mr. Borne and the Company are subject to arbitration for resolution of disputes arising out of the employment agreement.

Employment Agreement with Mr. Graham

Pursuant to his new three-year employment agreement with the Company (which supercedes and replaces his existing employment agreement dated February 1, 2000, as amended on August 1, 2004), Mr. Graham has agreed to serve as the Company’s President and Chief Operating Officer, with such duties and responsibilities as are customary for that position at corporations of a similar size as the Company.

The initial annual base salary payable to Mr. Graham under his employment agreement is $475,000. The other terms and provisions of Mr. Graham’s employment agreement are substantially the same as Mr. Borne’s agreement (as described above), except that Mr. Graham (a) is not entitled to the following benefits provided to Mr. Borne under his agreement: (i) a whole life insurance policy and the right to a cash redemption of an additional whole life policy; (ii) reimbursement for tax preparation services; and (iii) use of an automobile, and reimbursement of all maintenance, insurance and gas expenses and (b) Mr. Graham has no rights in respect of membership on the Company’s Board of Directors or the Board’s Executive Committee.

Employment Agreement with Mr. Redman

Pursuant to his new three-year employment agreement with the Company (which supercedes and replaces his existing employment agreement dated February 21, 2007), Mr. Redman has agreed to serve as the Company’s Chief Financial Officer, with such duties and responsibilities as are customary for that position at corporations of a similar size as the Company.

The initial annual base salary payable to Mr. Redman under his employment agreement is $300,000. The other terms and provisions of Mr. Redman’s employment agreement are substantially the same as Mr. Borne’s agreement (as described above), except that: (a) Mr. Redman is not entitled to the following benefits provided to Mr. Borne under his agreement: (i) a whole life insurance policy and the right to a cash redemption of an additional whole life policy; (ii) reimbursement for tax preparation services; and (iii) use of an automobile, and reimbursement of all maintenance, insurance and gas expenses; (b) Mr. Redman’s severance amount, if he is terminated without Cause or resigns with Good Reason is an amount equal to one and one-half (1 1/2) (rather than two (2)) times the sum of (A) his base salary and (B) the greater of (x) the Target Bonus for the year of termination or (y) the actual prior year bonus, (c) Mr. Redman does not have the option (that Mr. Borne and Mr. Graham have) to voluntarily resign during a window of time following a Change of Control and still receive severance benefits; (d) Mr. Redman’s severance amount if he is terminated without Cause or resigns with Good Reason following a Change of Control is an amount equal to two (2) (rather than three (3)) times the sum of (A) his base salary and (B) the greater of (x) the Target Bonus for the year of termination or (y) the actual prior year bonus; and (e) Mr. Redman’s non-competition and non-solicitation covenants are for 18 months following termination (Mr. Borne’s covenants are for 24 months); (f) certain severance benefits are payable to Mr. Redman over an 18-month period rather than a 24-month period; and (g) Mr. Redman has no rights in respect of membership on the Company’s Board of Directors or the Board’s Executive Committee.

Employment Agreement with Ms. Schwartz

Pursuant to her new three-year employment agreement with the Company (which supercedes and replaces her existing employment agreement dated October 26, 2006), Ms. Schwartz has agreed to serve as the Company’s Chief Information Officer, with such duties and responsibilities as are customary for that position at corporations of a similar size as the Company.

The initial annual base salary payable to Ms. Schwartz under her employment agreement is $250,000. The other terms and provisions of Ms. Schwartz’s employment agreement are substantially the same as Mr. Redman’s agreement (as described above).

Employment Agreement with Mr. Jeter

Pursuant to his new three-year employment agreement with the Company (which supercedes and replaces his existing employment agreement dated October 26, 2006), Mr. Jeter has agreed to serve as the Company’s Chief Compliance Officer, with such duties and responsibilities as are customary for that position at corporations of a similar size as the Company.

The initial annual base salary payable to Mr. Jeter under his employment agreement is $155,000. The other terms and provisions of Mr. Jeter’s employment agreement are substantially the same as Mr. Redman’s agreement (as described above).

Section 9 — Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
Not applicable

(b)	Pro Forma Financial Information.
Not applicable

(c)	Shell Company Transactions.
Not applicable

(d)	Exhibits.

10.1	Employment Agreement dated December 19, 2007 by and between William F. Borne and Amedisys, Inc.

10.2	Employment Agreement dated December 19, 2007 by and between Larry R. Graham and Amedisys, Inc.

10.3	Employment Agreement dated December 19, 2007 by and between Dale E. Redman and Amedisys, Inc.

10.4	Employment Agreement dated December 19, 2007 by and between Alice Ann Schwartz and Amedisys, Inc.

10.5	Employment Agreement dated December 19, 2007 by and between Jeffrey D. Jeter and Amedisys, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: December 26, 2007	By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-10.1	Employment Agreement dated December 19, 2007 by and between William F. Borne and Amedisys, Inc.

EX-10.2	Employment Agreement dated December 19, 2007 by and between Larry R. Graham and Amedisys, Inc.

EX-10.3	Employment Agreement dated December 19, 2007 by and between Dale E. Redman and Amedisys, Inc.

EX-10.4	Employment Agreement dated December 19, 2007 by and between Alice Ann Schwartz and Amedisys, Inc.

EX-10.5	Employment Agreement dated December 19, 2007 by and between Jeffrey D. Jeter and Amedisys, Inc.